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                               THIRD AMENDMENT
                           TO AMENDED AND RESTATED
                    REVOLVING CREDIT AGREEMENT AND WAIVER


   Third Amendment and Waiver dated as of May 8, 1996 to Amended and Restated Revolving Credit Agreement (the "Third Amendment"), by and among AVID TECHNOLOGY, INC., a Delaware corporation (the "Borrower"), THE FIRST NATIONAL BANK OF BOSTON and the other lending institutions listed on Schedule 1 to the Credit Agreement (as hereinafter defined) (the "Banks") and THE FIRST NATIONAL BANK OF BOSTON, as agent for the Banks (in such capacity, the "Agent"), (a) amending certain provisions of the Amended and Restated Revolving Credit Agreement dated as of June 30, 1995 (as amended and in effect from time to time, the "Credit Agreement") by and among the Borrower, the Banks and the Agent and
(b) waiving certain provisions of the Credit Agreement. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

   WHEREAS, the Borrower, the Banks and the Agent have agreed to modify certain terms and conditions of the Credit Agreement and waive certain covenants contained in the Credit Agreement as specifically set forth in this Third Amendment;

   NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

   Section 1. Amendment to Section 8 of the Credit Agreement. Section 8.3 of the Credit Agreement is hereby amended by deleting Section 8.3 in its entirety and restating it as follows:

         8.3. Operating Cash Flow to Total Debt Service; Minimum EBIT. The Borrower will not, as of the end of any fiscal quarter other than the fiscal quarter ending June 30, 1996, permit the ratio of Consolidated Operating Cash Flow to Total Debt Service for the period of the immediately preceding two consecutive fiscal quarters (treated as a single accounting period) be less than 1.50:1.00. In addition, the Borrower will not, as of the end of the fiscal quarter ending June 30, 1996, permit Earnings Before Interest and Taxes to be less than -$5,000,000.

   Section 2. Waiver of Certain Provisions of the Credit Agreement.  Pursuant to
Section 8.3 of the Credit Agreement, the Borrower has agreed that the Borrower will not, as of the end of any fiscal quarter, permit the ratio of Consolidated Operating Cash Flow to Total Debt Service for the period of the immediately preceding two consecutive fiscal quarters (treated as a single accounting period) to be less than 1.50:1.00. The Borrower hereby acknowledges that as of December 31, 1995 the ratio of Consolidated Operating Cash Flow to Total Debt Service for the period of the immediately preceding two consecutive fiscal quarters was 0.62:1.00 and as of March 31, 1996 the ratio of Consolidated Operating Cash Flow to Total Debt Service for the period of the immediately preceding two consecutive fiscal quarters was -40.04:1.00, and, as such, the Borrower has failed to comply with this covenant for each of the fiscal quarters ended December 31, 1995 and March 31, 1996. The Borrower has requested that the Majority Banks waive, to the limited extent necessary to permit the above-referenced noncompliance for the fiscal quarters ended December 31, 1995 and March 31, 1996, the provisions of Section 8.3 of the Credit Agreement. Upon the effectiveness of this Third Amendment, the Majority Banks hereby waive the provisions of Section 8.3 of the Credit Agreement solely to the extent necessary to permit the above-referenced noncompliance, and only for the fiscal quarters ended December 31, 1995 and March 31, 1996. The parties hereto hereby acknowledge and agree that nothing contained in this Third Amendment shall be construed to imply a willingness on the part of the Agent or any of the Banks to grant any similar or other future waivers of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

   Section 3. Conditions to Effectiveness. This Third Amendment shall not become effective until the Agent receives a counterpart of this Third Amendment executed by the Borrower, the Majority Banks and the Agent.

   Section 4. Representations and Warranties. The Borrower hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in Section 5 of the Credit Agreement, provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby. In addition, the Borrower hereby represents and warrants that the execution and delivery by the Borrower of this Third Amendment and the performance by the Borrower of all of its agreements and obligations under the Credit Agreement as amended hereby are within the corporate authority of the Borrower and have been duly authorized by all necessary corporate action on the part of the Borrower.

   Section 5. Ratification, Etc. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Third Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

   Section 6. No Waiver. Except as expressly set forth in Section 2 hereof, nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Agent or the Banks consequent thereon.

   Section 7. Counterparts. This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

   Section 8. Governing Law. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).



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   IN WITNESS WHEREOF,  the parties hereto have executed this Third Amendment as a document under seal as of the date first above written.

                              AVID TECHNOLOGY, INC.



                              By: /S/ C. EDWARD HAZEN
                              Title:  Treasurer


                              THE FIRST NATIONAL BANK OF BOSTON,
                                individually and as Agent



                              By: /S/ TENA LINDENAUER
                              Title:  Director


                              NATIONSBANK OF TEXAS, N.A.



                              By:  /S/ LINDA G. ROACH
                              Title:  Vice President


                              BAYBANK



                              By:
                              Title:


                              ABN AMRO BANK N.V. BOSTON BRANCH
                              By:  ABN AMRO North America, Inc., as Agent


                              By: /S/ BRIAN M. HORGAN
                              Title: Assistant Vice President

                              By:  /S/ JAMES E. DAVIS
                              Title:  Vice President